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                                                                    EXHIBIT 10.4

                                Millport Limited
                             Seaton House - Suite 2
                               17-19 Seaton Place
                           St. Heller, Jersey JE2 3QL
                                Channel Islands


London Phone 071 919-4793                                      NY Phone
                                                               0101 516 759 3047

                                        September 8, 1994

MSU PLC
270 Upper 4th Street
Witan Gate West
Central Milton Keynes, MK9 1DP
England

Gentlemen:

         We hereby agree to act as placement agent and place, on your behalf, securities of the Company with foreign investors pursuant to Reg S which shall result in gross proceeds to your company of not less than $5,000,000, and net proceeds of not less than $4,500,000. We shall place these securities on the basis of a discount from the quoted market price of your shares of not less than 40% and not more than 50%. As a condition of this commitment, you hereby agree as follows:

         1. MSU or its successor shall be a U.S. publicly traded company or a subsidiary of a publicly traded company, and shall be in compliance with all of the reporting requirements of Rule 12G. In the event you are a subsidiary of a publicly traded company, then as used herein "you" shall refer to such corporation and shares shall refer to shares of such corporation;

         2. We shall have the right to designate, subject to your reasonable approval, one director to your board of directors;

         3. All the present shareholders of your Corporation shall be subject to the restrictions contained in this paragraph 3. Such shareholders shall agree not to sell any shares pursuant to Reg S or otherwise for a period of two (2) years from completion of the offering. This requirement shall be waived to the extent provided below, provided that the Company achieves pre-tax profits of $4,000,000 in the fiscal year ending June 30, 1995 or in the alternative, $6,000,000 in aggregate net profits from the period July 1, 1994 through June 30, 1996. In the event such results are achieved, the principal shareholders your corporation, namely, Wyn Holloway,




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                 TXC, and The Employee Trust shall have the right to sell up to
                 $1,000,000 each through us pursuant to Reg S under the same conditions as the placement contemplated herein, provided that the discount shall be negotiated between the parties at the time of sale and shall be based upon the prevailing Reg S discounts directed to purchasers not acquiring for short term sale. Any acquisition agreement shall require the other stockholders of your Corporation to agree to the same restrictions except that the maximum dollar amount such shareholders may sell (as provided above) shall be $1,000,000 collectively, on a pro rata basis.

         You hereby agree not to transact any other Reg S placement or provide any registration rights without our prior written consent (such consent not to be unreasonably withheld or delayed), prior to October 1, 1996.

         You will allocate, out of the proceeds of the Reg S, 900,000 pounds sterling or $1,400,000 U.S. (at your option) for payment to TXC or its nominee.

         You hereby agree to allocate out of the proceeds of this Reg S financing an amount equal to $150,000 to be spent by the Company in the furtherance of its corporate finance public relations enhancement as we may reasonably direct, including but not limited to such subscriptions as Research, Inc. In addition, you hereby agree to make the principal officers of the Company, namely Wyn Holloway or Keith Hall, reasonably available to us for the purpose of meeting with the U.S. investment banking and brokerage community for the purpose of assisting in the preparation of research reports on the Company and analysts and brokers meeting for the purpose of acquainting the financial community with the Company and its management. Additionally, you agree to cooperate with us to increase the number of market makers in the Company's shares and to cooperate with said market makers.

         You further agree to continue to comply with all of the reporting requirements of Regulation 12G or such other regulations as may be in effect, and further, to expeditiously filing an application for listing on NASDAQ and to apply for a trading facility under Rule 4.2 of the International Stock Exchange of the United Kingdom and Eire Ltd. and to comply with all of the applicable rules of said exchanges.

         In the event that Regulation S is abolished or modified, then you shall then request expeditious filing of a registration statement under the applicable rules of an S-3 or its equivalent.

         We agree to conclude this placement no later than December 31, 1994 but shall endeavor to complete at least $2,000,000 of said placement by October 15, 1994. In connection therewith, we may ask you to accept some short term notes from us payable on October 15, 1994.

         We shall have the right to substitute or participate with another placement agent if we determine the same to be in the best interest of your Company.





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         You further agree to reimburse us for any reasonable out-of-pocket expenses we incur in connection with financial public relations activities on behalf of your Company.

         You shall further grant to us an option to purchase or find purchasers for up to 500,000 shares of your common stock for a per share price equal to the market price of your shares at the time of completion of the offering.
Said option to be for a period of two (2) years and shall contain provisions that are reasonably acceptable to us. We acknowledge that the acquisition agreement will contain an option to your present shareholders to purchase such additional number of shares to maintain their percentage interest in the Company as of the acquisition date. Such option shall have an exercise price equal to our option and shall be exercisable proportionately to the extent we exercise our option.

         If you are acquired by a public corporation, or are merged into a public corporation, such corporation shall execute this letter.

         If the foregoing meets with your understanding and approval, kindly execute the copy of this letter and return the same to us.

                               Very truly yours,

                               MILLPORT, LTD.

                               By: R. Harman, President
                                  ---------------------
ACCEPTED AND AGREED:

MSU PLC

By:      W.P. Holloway
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         WYN HOLLOWAY


         L. KO
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TXC

         V.G. BINES
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The Employee Trust







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                                MILLPORT LIMITED
                                   Evershade
                                  Suite No. 2
                                  Seaton House
                               17-19 Seaton Place
                                   St. Heller
                                     Jersey
                                Channel Islands



                                                             As of June 19, 1995

MSU Corporation
270 Upper 4th Street
Witan Gates West
Central Milton Keynes
MK9 1DP

                   Confirmation of Exclusive Placement Agency

This letter serves to confirm our mutual agreement with respect to our engagement as your sole and Exclusive Placement Agent (the "Agent") to act on your behalf in connection with the offer and sale of an aggregate of 2,200,000 shares of your common stock, par value $0.01 per share (collectively, the "Shares"), to various non United States persons located outside of the United States in accordance with the letter Agreement dated September 13, 1994 ("commitment letter"). This exclusive agency engagement shall be for a term ending July 31, 1995 provided subscriptions may be presented and payment completed from time to time. You agree during the term hereof not to offer or solicit the sale of any additional Shares under Regulation S. No one beneficial owner will purchase more than 4.9% of the issued and outstanding Shares. The gross purchase price to be paid to you for the Shares shall be fixed at $2.50 per share.

With the delivery of the Subscription Agreement, in form annexed to the Confidential Offering Memorandum hereto and made a part hereof, you shall cause to be delivered to Evershade ("Escrow Agent") certificates representing the Shares purchased by Purchasers or, in lieu of such Escrow, you will place a stop order against transfer of such shares, all in accordance herewith and the Subscription Agreements hereinafter delivered to you.





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Subject to the Certificates being delivered free from any restrictive legend, and with respect to shares to remain in escrow, the Escrow Agent will deliver Shares to the Purchasers only upon receipt of executed letter attached to Subscription Agreement.

We represent, warrant and agree that any purchaser of Shares will be qualified to purchase the Shares under the laws of the jurisdiction in which such purchaser resides and that the offer and sale of Shares will not violate the securities or other laws of such jurisdiction. The Agent understands that the Shares have not been registered under the United States Securities Act of 1933, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S ("Regulation S") under the Securities Act 1933, or pursuant to an exemption from the registration requirements of the Securities Act. The Agent agrees to obtain from each Buyer an executed copy of the Subscription Agreement, in form annexed hereto and made a part thereof (fax execution shall be deemed acceptable). The Agent is not obliged to carry out any due diligence whatsoever regarding the Buyers and may rely on the fact that the Buyer has executed a fax of the Subscription Agreement as sufficient evidence that the Buyer is not a U.S. citizen or resident and has agreed to and complies with all securities regulations and understands the terms and restrictions of the offering. We shall be entitled to purchase Shares for our own account and for the account of related companies and persons.

The Agent agrees that all offers and sales of the Shares made by the Agent prior to expiration of the registered period specified in Rule 903(o)(2) shall be made only in accordance with the provisions of Rule 903 or Rule 904, pursuant to registration of the Shares under the Securities Act of 1933, or pursuant to an available exemption from registration requirements of the Securities Act of 1933. The Agent further agrees that all offering materials and documents used in connection with offers and sales of the Shares including Agreements with distribution prior to the expiration of the aforementioned restricted period shall include statements to the effect that the Shares have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States or to "U.S. persons" (other than distributors) as defined in Regulation S unless the Shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. This agreement shall be governed by the laws of the State of New York. In the event of any conflict between the commitment letter and this Agreement the terms of the commitment letter shall govern.




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If the foregoing correctly states our agreement, please so indicate by signing, dating and returning a signed original to:

         MILLPORT LIMITED
         c/o Evershade
         Suite No. 2,
         Seaton House,
         17-19, Seaton Place,
         St. Heller,
         Jersey,
         Channel Islands


Yours very truly,



MILLPORT LTD.

By:     R. HARMAN          , President
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Agreed and accepted as of this
26th June 1995

MSU CORPORATION

By:   W.D. SNOWDON    , Secretary
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